Manning & Napier Fund, Inc. 485BPOS

Exhibit 99.h(2)(e)

Amendment No. 5

To

Transfer Agency And Shareholder Services Agreement

This Amendment No. 5 To Transfer Agency And Shareholder Services Agreement, dated as of March 4, 2020 (“Amendment No. 5”), is being entered into by and among BNY Mellon Investment Servicing (US) Inc. (“BNYM”), Manning & Napier Fund, Inc. (“Investment Company”), on its own behalf and on behalf of each M&N Fund (as defined in the Current Agreement) and Manning & Napier Advisors, LLC (“Company”), as service provider to Exeter Trust Company.

Background

The parties previously entered into the Transfer Agency And Shareholder Services Agreement, made as of March 1, 2017, Amendment No. 1 To Transfer Agency And Shareholder Services Agreement dated as of March 10, 2017, Amendment No. 2 To Transfer Agency And Shareholder Services Agreement dated as of June 12, 2017, Amendment No. 3 To Transfer Agency And Shareholder Services Agreement dated as of October 11, 2017 and Amendment No. 4 Transfer Agency And Shareholder Services Agreement dated as of January 1, 2018(“Current Agreement”). The parties wish to amend the Current Agreement as set forth in this Amendment No. 5.

Terms

In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to all statements made above and as follows:

1.             Modifications to Current Agreement. The Current Agreement is hereby amended by deleting Schedule B and replacing it in its entirety with the Schedule B attached to Amendment No. 5 To Transfer Agency And Shareholder Services Agreement, dated as of March 4, 2020, among BNYM, Investment Company and Company.

2.             Adoption of Amended Agreement by New Funds. Each Fund that has been added to Schedule B by virtue of this Amendment No. 5 acknowledges and agrees that (i) by virtue of its execution of this Amendment No. 5, it becomes and is a party to the Current Agreement as amended by this Amendment No. 5 (“Amended Agreement”) as of the date first written above, or if BNYM commenced providing services to the Fund prior to the date first written above, as of the date BNYM first provided services to the Fund, and (ii) it is bound by all terms and conditions of the Amended Agreement as of such date. The term “Fund” has the same meaning in this Amendment No. 5 as it has in the Current Agreement.

3.             Remainder of Current Agreement. Except as specifically modified by this Amendment No. 5, all terms and conditions of the Current Agreement shall remain in full force and effect.

4.             Governing Law. The governing law provision of the Current Agreement shall be the governing law provision of this Amendment No. 5.

5.             Entire Agreement. This Amendment No. 5 constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Current Agreement with respect to such subject matter, and supersedes all prior and contemporaneous proposals, agreements, contracts, representations and understandings, whether written, oral or electronic, between the parties with respect to the same subject matter.

6.             Facsimile Signatures; Counterparts. This Amendment No. 5 may be executed in one more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed copies of this Amendment No. 5 or of executed signature pages to this Amendment No. 5 by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Amendment No. 5.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 5 To Transfer Agency And Shareholder Services Agreement to be executed by their duly authorized officers as of the day and year first above written.

BNY Mellon Investment Servicing (US) Inc.

By:	/s/ Robert Jordan

Name:	Robert Jordan

Title:	Director

Manning & Napier Advisors, LLC

By:	/s/ Sarah Turner

Name:	Sarah Turner

Title:	Corporate Secretary

Manning & Napier Fund, Inc.,
on its own behalf and on behalf of each
M&N Fund, each in its individual and separate capacity

By:	/s/ Elizabeth Craig

Name:	Elizabeth Craig

Title:	Corporate Secretary

SCHEDULE B

(Dated: March 4, 2020)

THIS SCHEDULE B is Schedule B to that certain Transfer Agency And Shareholder Services Agreement, dated as of October 11, 2017, by and among BNY Mellon Investment Servicing (US) Inc., Manning & Napier Advisors, LLC, as service provider to Exeter Trust Company, and Manning & Napier Fund, Inc., on its own behalf and on behalf of the Portfolios of Manning & Napier Fund, Inc. listed on this Schedule B.

Portfolios

Manning & Napier Fund, Inc.

Blended Asset Conservative Series	Class R6
Blended Asset Extended Series	Class R6
Blended Asset Maximum Series	Class R6
Blended Asset Moderate Series	Class R6
Core Bond Series	Class I, S, W and Z
Credit Series[1]	Class W
Disciplined Value Series	Class I, S, W and Z
Diversified Tax Exempt Series	Class A and W
Emerging Markets Series[2]	Class I and S
Equity Income Series[3]	Class I and S
Equity Series	Class S and W
Global Fixed Income Series[4]	Class I and S
High Yield Bond Series	Class I, S, W and Z
Income Series[3]	Class I and S
(formerly, Strategic Income Moderate Series)
International Series[3]	Class S and I
New York Tax Exempt Series	Class A and W
Ohio Tax Exempt Series[4]
Overseas Series	Class I, S, W and Z
Pro-Blend Conservative Term Series	Class I, R, L, S and W
Pro-Blend Moderate Term Series	Class I, R, L, S and W
Pro-Blend Extended Term Series	Class I, R, L, S and W
Pro-Blend Maximum Term Series	Class I, R, L, S and W
Quality Equity Series[5]	Class I and S
Rainier International Discovery Series	Class I, S, W and Z
Real Estate Series	Class I, S, W and Z
Strategic Income Conservative Series[6]	Class I and S
Target Income Series	Class I, K and R
Target 2015 Series	Class I, K and R
Target 2020 Series	Class I, K and R
Target 2025 Series	Class I, K and R
Target 2030 Series	Class I, K and R
Target 2035 Series	Class I, K and R
Target 2040 Series	Class I, K and R
Target 2045 Series	Class I, K and R

1 Fund expected to commence servicing March 11, 2020.

2 Fund liquidated November 10, 2017. Will not appear on future Schedule B.

3 Fund liquidated November 20, 2019. Will not appear on future Schedule B.

4 Fund liquidated November 30, 2018. Will not appear on future Schedule B.

5 Fund liquidated March 9, 2018. Will not appear on future Schedule B.

6 Fund liquidated September 27, 2018. Will not appear on future Schedule B.

Target 2050 Series	Class I, K and R
Target 2055 Series	Class I, K and R
Target 2060 Series	Class I, K and R
Unconstrained Bond Series	Class I, S and W
World Opportunities Series[7]	Class S

Exeter Trust Company

Manning & Napier Cash Balance CIT[8]
Manning & Napier Disciplined Value CIT	Class U
Manning & Napier Global Equity CIT	Class I and Z
Manning & Napier Goal Income Series CIT[9]	Class U
Manning & Napier Goal - 2015 CIT[9]	Class U
Manning & Napier Goal - 2020 CIT[9]	Class U
Manning & Napier Goal - 2025 CIT[9]	Class U
Manning & Napier Goal - 2030 CIT[9]	Class U
Manning & Napier Goal - 2035 CIT[9]	Class U
Manning & Napier Goal - 2040 CIT[9]	Class U
Manning & Napier Goal - 2045 CIT[9]	Class U
Manning & Napier Goal - 2050 CIT[9]	Class U
Manning & Napier Goal - 2055 CIT[9]	Class U
Manning & Napier Non US Equity CIT
Manning & Napier Retirement Target Income CIT	Class I, U1 and S
Manning & Napier Retirement Target 2015 CIT	Class I, U1 and S
Manning & Napier Retirement Target 2020 CIT	Class I, U1 and S
Manning & Napier Retirement Target 2025 CIT	Class I, U1 and S
Manning & Napier Retirement Target 2030 CIT	Class I, U1 and S
Manning & Napier Retirement Target 2035 CIT	Class I, U1 and S
Manning & Napier Retirement Target 2040 CIT	Class I, U1 and S
Manning & Napier Retirement Target 2045 CIT	Class I, U1 and S
Manning & Napier Retirement Target 2050 CIT	Class I, U1 and S
Manning & Napier Retirement Target 2055 CIT	Class I, U1 and S
Manning & Napier Retirement Target 2060 CIT	Class I, U1 and S
Non-U.S. Equity Labor Collective Investment Trust Fund	Class A
Pro-Mix Conservative Term Collective Investment Trust Fund	Class S and U
Pro-Mix Extended Term Collective Investment Trust Fund	Class S and U
Pro-Mix Maximum Term Collective Investment Trust Fund	Class S and U
Pro-Mix Moderate Term Collective Investment Trust Fund	Class S and U

7 Fund merged into another M&N Fund effective September 24, 2018. Will not appear on future Schedule B.

8 Fund liquidated October 24, 2019. Will not appear on future Schedule B.

9 Fund liquidated November 8, 2019. Will not appear on future Schedule B.

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